Exhibit 4.5

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.,

as Depositor,

PEOPLE’S FINANCIAL REALTY MORTGAGE SECURITIES TRUST, SERIES [    ],

as Issuer,

[    ],

as Indenture Trustee,

[WELLS FARGO BANK, NATIONAL ASSOCIATION],

as Master Servicer and Securities Administrator,

[    ],

as Servicer,

PEOPLE’S CHOICE HOME LOAN, INC.,

as Subservicer,

and

PEOPLE’S CHOICE FUNDING, INC.,

as Seller and Company

SALE AND SERVICING AGREEMENT

Dated as of [            ]

People’s Choice Home Loan Securities Corp.

People’s Financial Realty Mortgage Securities Trust, Series [            ],

Mortgage-Backed Notes, Series [            ]

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	-	Mortgage Loan Schedule
Exhibit B	-	Request for Release of Documents
Exhibit C	-	Servicing Agreement
Exhibit D	-	Subservicing Agreement
Exhibit E	-	Mortgage Loan Purchase Agreement
Exhibit F	-	Additional Form 10-D Disclosure
Exhibit G	-	Additional Form 10-K Disclosure
Exhibit H	-	Additional Form 8-K Disclosure
Exhibit I	-	Form of Additional Disclosure Notification
Exhibit J	-	Form of Sarbanes-Oxley Back-Up Certification
Exhibit K	-	Relevant Servicing Criteria

iii

SALE AND SERVICING AGREEMENT

THIS IS A SALE AND SERVICING AGREEMENT, dated as of [            ] (the “Agreement”), among People’s Choice Home Loan Securities Corp., a Delaware corporation, as depositor (the “Depositor”), People’s Financial Realty Mortgage Securities Trust, Series [            ], a Delaware statutory trust, as issuer (the “Issuer”), [            ], a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), [Wells Fargo Bank, National Association], as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), [            ], as servicer (the “Servicer”), People’s Choice Home Loan, Inc., as the designee of People’s Choice Funding, Inc., to perform the duties of the Subservicer pursuant to the Subservicing Agreement (the “Subservicer”), and People’s Choice Funding, Inc., as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”). The Servicer engaged the Seller as its subservicer, and the Seller in turn, with [            ] consent, engaged the Subservicer to enter into this Agreement, the Servicing Agreement and the Subservicing Agreement with the Servicer and the other parties hereto and thereto, and to perform the primary servicing of the Mortgage Loans and to perform all duties and obligations of the Subservicer under this Agreement, the Servicing Agreement and the Subservicing Agreement. The Subservicer is entering into this Agreement, the Servicing Agreement and the Subservicing Agreement to contract directly with the Servicer and the other parties hereto and thereto. The Subservicer shall pay a portion of its Subservicing Fee to the Seller as separately agreed between the Seller and the Subservicer and the Seller’s rights in respect thereof shall be solely against the Subservicer.

PRELIMINARY STATEMENT

On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement. Prior to the Closing Date, pursuant to the Trust Agreement, the Depositor created People’s Financial Realty Mortgage Securities Trust, Series [            ], a Delaware statutory trust, for the purpose of holding the Mortgage Loans and issuing the Trust Certificates (the “Certificates”), pursuant to the Trust Agreement, and the Notes, pursuant to the Indenture. Pursuant to this Agreement, on the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Issuer and pursuant to the Indenture, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans and other property acquired from the Depositor pursuant to this Agreement to the Indenture Trustee to secure the Notes issued pursuant to the Indenture. In consideration for the Mortgage Loans and other property conveyed pursuant to this Agreement, the Depositor will receive from the Issuer the Certificates evidencing the entire beneficial ownership interest in the Issuer and the Notes representing indebtedness of the Issuer.

The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of [$            .]

In consideration of the mutual agreements herein contained, each of the Depositor, the Issuer, the Master Servicer, the Securities Administrator, the Servicer, the Subservicer, the Seller, the Company and the Indenture Trustee undertakes and agrees to perform their respective duties hereunder as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01. Conveyance of Mortgage Loans to Issuer. (a) The Depositor, concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuer without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal and Prepayment Charges due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Payment Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicer in the Custodial Account and the Securities Administrator in the Payment Account, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the rights with respect to the Mortgage Loan Purchase Agreement to the extent provided in Section 2.03(a) and (viii) any proceeds of the foregoing. It is not the intent of any party to this Agreement to include in the Trust Estate any Mortgage Loan made or existing in violation of any predatory or anti-abusive lending laws. Although it is the intent of the Depositor and the Issuer that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Estate to the Issuer pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Issuer a first-priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Estate and that this Agreement shall constitute a security agreement under applicable law.

(b) In connection with the above transfer and assignment, the Depositor, or the Seller on its behalf, hereby delivers to the Custodian, on behalf of the Issuer, with respect to each Mortgage Loan:

(i) the original Mortgage Note, including any riders thereto, endorsed by the Seller or the originator, as applicable, without recourse, to “HSBC Bank USA, National Association, as Indenture Trustee under the Indenture relating to People’s Financial Realty Mortgage Securities Trust, Series [            ], Mortgage-Backed Notes, Series [            ]”, with any intervening endorsements showing an unbroken chain of title from the originator to the Indenture Trustee, or with respect to a Mortgage Loan as to which the Mortgage Note has been lost, a lost note affidavit with indemnity and, if available, a copy of the lost Mortgage Note. If, however, such Mortgage Note, including any riders thereto, are delivered endorsed in blank, then the Custodian may stamp such notes in accordance with Section 2.3(a) of the Custodial Agreement;

(ii) the original recorded Mortgage, with evidence of recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

(iii) an original duly executed Assignment of the Mortgage in recordable form from the Seller or the originator, as applicable, to “[            ], as Indenture Trustee under the Indenture relating to People’s Financial Realty Mortgage Securities Trust, Series [            ], Mortgage-Backed Notes, [            ].” If, however, such Assignment is delivered endorsed in blank, then the Custodian may stamp such assignment in accordance with Section 2.3(a) of the Custodial Agreement;

(iv) the original intervening Assignments, if any and if available, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Indenture Trustee; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

(v) the originals of each assumption, modification or substitution agreement, if any and if available, relating to the Mortgage Loan; and

(vi) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof.

The Seller need not cause to be recorded any Assignment of Mortgage; provided, however, that the Assignment of Mortgage for each Mortgage Loan shall be submitted for recording by the Seller, at no expense to the Trust or the Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Notes evidencing at least 25% of the Note Principal Balance, (ii) the occurrence of a Master Servicer Event of Default or Event of Default under the Indenture, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a master servicing transfer as described in Section 6.02 of this Agreement and (v) if the Seller or an affiliate of the Seller is not the Servicer or the Subservicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage (in which case only the Assignment of Mortgage for that particular Mortgage must be recorded). Upon discovery by the Seller that recording of the assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Seller shall be required to deliver such assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. The Seller shall furnish the Indenture Trustee, or its designated agent, with a copy of each assignment submitted for recording. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute assignment prepared or have such defect cured, as the case may be, and thereafter cause each such assignment to be duly recorded.

To the extent an assignment referred to in clause (c)(iii) above is required to be recorded (including, without limitation, assignments for states which are not covered by the Opinion of Counsel in the prior paragraph), the Seller at its own expense shall complete and submit it for recording in the appropriate public office for real property records, with such assignment completed in favor of the Indenture Trustee. While such assignment to be recorded is being recorded, the Indenture Trustee shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Indenture Trustee because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such substitute assignment to be recorded in accordance with this paragraph.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

If any Assignment is lost or returned unrecorded to the Indenture Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

If a defect in any Mortgage File is discovered which materially and adversely affects the value of the related Mortgage Loan, or the interests of the Noteholders or Certificateholders in such Mortgage Loan, including if any document required to be delivered to the Indenture Trustee has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall either (i) purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect or (ii) substitute a Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 2.04 hereof for substitutions.

The Seller shall exercise its best reasonable efforts to deliver or cause to be delivered to the Custodian on behalf of the Indenture Trustee within 120 days of the Closing Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Purchaser pursuant to this Section 2.01.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.01, other than with respect to servicing rights with respect to the Mortgage Loans.

(c) The Depositor, the Seller and the Indenture Trustee agree that it is not intended that any Mortgage Loan be conveyed to the Trust that is either (i) a “High-Cost Home Loan,” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan,” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan,” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004, or (iv) a “High-Cost Home Loan,” as defined by the Indiana High Cost Home Loan Law effective [            ].

Section 2.02. Acceptance of Mortgage Loans by the Issuer. (a) The Issuer acknowledges the sale, transfer and assignment of the Trust Estate to it by the Depositor and receipt of, subject to further review by the Custodian, on its behalf, and the exceptions which may be noted by the Custodian, on its behalf, pursuant to the procedures described below, and the Issuer will cause the Custodian to hold, the documents (or certified copies thereof) delivered to the Custodian, pursuant to Section 2.01 hereof, and any amendments, replacements or supplements thereto and all other assets of the Trust Estate delivered to it, in trust for the use and benefit of all present and future Holders of the Notes issued pursuant to the Indenture. On the Closing Date, in accordance with the Custodial Agreement, the Custodian shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor, the Seller, the Indenture Trustee and the Issuer of an Initial Certification, receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five (5) Business Days after the receipt by the Custodian thereof), the Custodian, in accordance with the Custodial Agreement, shall review each Mortgage File delivered to it and shall execute and deliver to the Depositor, the Seller, the Indenture Trustee and Issuer an Interim Certification. In conducting such review, the Custodian will ascertain whether all documents required to be reviewed by it have been executed and received, and based on the Mortgage Loan Schedule, whether the Mortgage Notes relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Custodian may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian finds any document constituting part of the Mortgage File has not been executed or received, or is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit A or does not conform on its face to the review criteria specified in this Section (a “Material Defect”), the Custodian shall notify the Seller and the Indenture Trustee of such Material Defect in writing. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Indenture Trustee or the Custodian of the defect and if the Seller fails to correct or cure the Material Defect within such period, the Indenture Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Indenture Trustee’s notification, provide a Substitute Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such Material Defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Custodian shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b) No later than 180 days after the Closing Date, the Custodian, in accordance with the Custodial Agreement, will review, for the benefit of the Noteholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor, the Seller, the Indenture Trustee and the Issuer a Final Certification. In conducting such review, the Custodian will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Custodian finds a Material Defect, the Custodian shall promptly notify the Seller and the Indenture Trustee in writing (provided, however, that with respect to those documents described in subsections (b) (iv), (v) and (vii) of Section 2.01 hereof, the Custodian’s obligations shall extend only to the documents actually delivered to the Custodian pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such Material Defect within 90 days from the date of notice from the Custodian or the Indenture Trustee of the Material Defect and if the Seller is unable to cure such Material Defect within such period, and if such Material Defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Indenture Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to, within 90 days from the Custodian’s or Indenture Trustee’s notification, provide a Substitute Mortgage Loan or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(c) In the event that a Mortgage Loan is purchased by the Seller in accordance with Section 2.02(a) or (b) above, the Seller shall remit to Securities Administrator the Repurchase Price for deposit in the Payment Account and the Seller shall provide to the Securities Administrator and the Indenture Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Payment Account, the Depositor shall notify the Indenture Trustee and the Custodian and, the Indenture Trustee (upon receipt of a Request for Release in the form of Exhibit B attached hereto with respect to such Mortgage Loan and certification that the Repurchase Price has been deposited in the Payment Account), shall cause the Custodian to release to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Payment Account. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor, the Indenture Trustee and the

Custodian, to reflect such repurchase and shall promptly deliver to the Rating Agencies, the Indenture Trustee, the Custodian and the Issuer a copy of such amendment. The obligation of the Seller to repurchase or substitute for any Mortgage Loan a Substitute Mortgage Loan as to which such a Material Defect in a constituent document exists shall be the sole remedy respecting such Material Defect available to the Issuer, the Noteholders or to the Indenture Trustee on their behalf.

Section 2.03. Assignment of Interest in the Mortgage Loan Purchase Agreement. (a) The Depositor hereby assigns to the Issuer all of its right, title and interest in the Mortgage Loan Purchase Agreement. The Depositor hereby acknowledges that such right, title and interest in the Mortgage Loan Purchase Agreement will be pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Issuer’s, the Indenture Trustee’s and the Noteholders’ sole remedy for any breach thereof. At the request of the Issuer or the Indenture Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Issuer, the Indenture Trustee and the Noteholders and shall execute such further documents as the Issuer or the Indenture Trustee may reasonably require in order to enable the Indenture Trustee to carry out such enforcement.

(b) If the Depositor, the Securities Administrator, the Issuer or the Indenture Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of the Issuer, the Noteholders or the Indenture Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement and Section 2.04 of this Agreement, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Issuer; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower. Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Securities Administrator for deposit in the Payment Account and written notification detailing the components of such Repurchase Price. The Depositor shall submit to the Indenture Trustee and the Custodian a Request for Release, and the Indenture Trustee shall cause the Custodian to release, upon receipt of certification from the Securities Administrator that the Repurchase Price has been deposited in the Payment Account, to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is deposited in the Payment Account. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly deliver to the Issuer, Indenture Trustee, the Custodian and the Rating Agencies a copy of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders or the Indenture Trustee on their behalf.

Section 2.04. Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in this Agreement. The Indenture Trustee shall cause the Custodian to examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) hereof and the Indenture Trustee shall cause the Custodian to notify the Seller in writing within five (5) Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of Section 2.02 hereof. Within two (2) Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Payment Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of certification from the Securities Administrator that such excess has been deposited in the Payment Account, the Indenture Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Estate and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Estate. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Indenture Trustee and the Custodian of a Request for Release for such Mortgage Loan), the Indenture Trustee shall cause the Custodian to release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver to the Custodian the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement and Sections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Indenture Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Issuer, the Indenture Trustee, the Custodian and the Rating Agencies.

Section 2.05. Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee, the Master Servicer and the Securities Administrator as follows:

(a) the Depositor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(b) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(f) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this

Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(g) immediately prior to the transfer and assignment to the Issuer, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Issuer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

Section 2.06. Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the Issuer, the Depositor, the Seller and the Indenture Trustee for the benefit of the Noteholders, as follows:

(a) The Master Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of this Agreement;

(b) The Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(d) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the certificate of incorporation or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

(e) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer), or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement or the Notes or the Certificates which, to the knowledge of the Master Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

Section 2.07. Assignment of Agreement. The Seller, the Depositor and the Master Servicer hereby acknowledge and agree that the Issuer may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Seller, the Depositor or the Master Servicer, and the Indenture Trustee shall succeed to such of the rights of the Issuer hereunder as shall be so assigned. The Issuer shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Article II of this Agreement for breaches of the representations, warranties, agreements and covenants of the Seller contained in the Mortgage Loan Purchase Agreement, to the Indenture Trustee, for the benefit of the Noteholders. The Seller agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Depositor or the Issuer, the repurchase obligations of the Seller set forth herein and in the Mortgage Loan Purchase Agreement with respect to breaches of such representations, warranties, agreements and covenants. Any such assignment to the Indenture Trustee shall not be deemed to constitute an assignment to the Indenture Trustee of any obligations or liabilities of the Issuer under this Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligations of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer and the Subservicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer or the Subservicer and shall cause the Servicer and the Subservicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer and the Subservicer under the Servicing Agreement. The Master Servicer shall independently and separately monitor the Servicer’s and the Subservicer’s servicing activities with respect to the Mortgage Loans, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s, the Subservicer’s and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 7.03 of the Indenture, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer or the Subservicer pursuant to the Servicing Agreement.

The Indenture Trustee shall furnish the Servicer, the Subservicer and the Master Servicer with any powers of attorney and other documents in form reasonably acceptable to it necessary or appropriate to enable the Servicer, the Subservicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Indenture Trustee shall not be liable for the Servicer’s, the Subservicer’s or the Master Servicer’s use or misuse of such powers of attorney.

The Indenture Trustee shall provide access to the records and documentation in possession of the Indenture Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Noteholders, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Indenture Trustee. The Indenture Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Indenture Trustee’s actual costs.

The Indenture Trustee shall execute and deliver to the Servicer, the Subservicer or the Master Servicer, as applicable based on the requesting party, any court pleadings, requests for trustee’s sale or other documents necessary or reasonably desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

All references to the Servicer herein shall be deemed to refer equally to the Subservicer, for so long as, and to the extent that, it is performing the duties of the Servicer pursuant to the Subservicing Agreement.

Section 3.02. Master Servicer Oversight of Specified Subservicer Actions. As long as the Subservicer is performing the primary servicing of the Mortgage Loans pursuant to the Subservicing Agreement, the Master Servicer shall oversee the following Subservicer actions and decisions as described below, and the Subservicer shall request Master Servicer approval of such decisions as described below:

(a) Loss Mitigation

(i) Review and approve all repayment and/or forbearance plans involving terms of greater than six months;

(ii) Approval of short sales;

(iii) Approval of deed in lieu decisions;

(b) Approval of all REO listing values;

(c) Approval of all material loan modifications, including fee waivers;

(d) Approval of foreclosure timeline, if the Subservicer proposes a timeline different from the timeline required by Fannie Mae, except that approval need not be obtained for re-projections due to legal matters that arise in the course of foreclosure (e.g., county delays in setting sale dates, proof of service of process, contested matters, title claims, legal issues such as temporary restraining orders and bankruptcy filings);

(e) Approval of settlements pursued in the context of a contested judicial foreclosures;

(f) Review and recalculation of net realized losses on Mortgage Loans - including review of supporting documentation supplied by the Subservicer; and

(g) Oversight of filing of hazard insurance claims for amounts greater than $10,000.

The Subservicer shall request the Master Servicer’s approval of any decision concerning the foregoing matters, by delivering to the Master Servicer a written or electronic notice stating the Subservicer’s proposed action (“Subservicer Request”). The Subservicer shall supplement any Subservicer Request with additional related information reasonably requested by the Master Servicer. If the Master Servicer does not approve, reject or modify a proposal made by the Subservicer within two (2) Business Days after its receipt of a Subservicer Request, Subservicer shall submit an electronic “Escalation Notice” (a notice sent to three (3) Master Servicing Officers in the Master Servicer’s servicing operations). After the Master Servicer has received the Escalation Notice, if the Master Servicer does not respond within three (3) Business Days, then the Subservicer Request shall be deemed approved. The Master Servicer shall be deemed to have received any notice under this Section if the Subservicer has e-mailed that notice to a Master Servicing Officer (or the three designated Master Servicing Officers, for an Escalation Notice) of the Master Servicer and the sending computer confirms delivery of the e-mail. Such receipt shall be deemed to have occurred on the following Business Day, if it is received after 4:00 PM Eastern Time on a Business Day. By the Closing Date, and from time to time afterwards, the Master Servicer shall designate, by written notice to the attention of Subservicer’s “Servicing Manager,” the three (3) Master Servicing Officers to whom the Escalation Notice should be sent and their facsimile numbers and e-mail addresses.

Section 3.03. Monitoring of Servicer. (a) The Master Servicer shall be responsible for reporting to the Issuer, the Indenture Trustee and the Depositor the compliance by the Servicer with its duties, itself or undertaken through the Subservicer, under the Servicing Agreement. In the review of the Servicer’s and the Subservicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to the Servicer’s or the Subservicer’s compliance with the terms of the Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the Servicing Agreement, or that a notice should be sent pursuant to the Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Issuer and the Indenture Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Issuer, the Indenture Trustee and the Noteholders, shall enforce the obligations of the Servicer under the Servicing Agreement, and in the event that the Servicer fails to perform its obligations, itself or through the Subservicer, in accordance with the Servicing Agreement, subject to the preceding paragraph, shall terminate the rights and obligations of the Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Issuer and the Indenture Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, that it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer, if the primary servicing is being transferred. Such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreement and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense; provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to the Servicing Agreement (including, without limitation, (i) all out of pocket legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by the Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer or the Subservicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Payment Account pursuant to Section 4.05(a)(vii) of this Agreement.

(d) The Master Servicer shall require the Servicer to comply, itself or through the Subservicer, with the remittance requirements and other obligations set forth in the Servicing Agreement.

(e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f) The Subservicer may not be terminated except pursuant to the terms of the Subservicing Agreement. A successor Servicer shall assume the role of the Servicer under the Subservicing Agreement as well as under the Servicing Agreement.

Section 3.04. Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05. Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (a) to execute and deliver, on behalf of the Issuer, Noteholders and the Indenture Trustee, customary consents or waivers and other instruments and documents, (b) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (c) to collect any Insurance Proceeds and Liquidation Proceeds, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Indenture Trustee shall furnish the Master Servicer, upon written request from a Master Servicing Officer, with any powers of attorney in form reasonably acceptable to it empowering the Master Servicer, the Servicer or the Subservicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the Servicing Agreement and this Agreement, and the Indenture Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Indenture Trustee shall have no liability for use or misuse of any such powers of attorney by the Master Servicer, the Servicer or the Subservicer). If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Issuer or the Indenture Trustee, be deemed to be the agent of the Issuer or the Indenture Trustee.

Section 3.06. Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer or the Subservicer to enforce such clauses in accordance with the Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the Servicing Agreement.

Section 3.07. Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Subservicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Noteholders on the next Payment Date, the Servicer or the Subservicer will, if required under the Servicing Agreement, promptly furnish to the Indenture Trustee two copies of a certification substantially in the form of Exhibit B hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by the Servicer or the Subservicer pursuant to the Servicing Agreement have been so deposited) and shall request that the Indenture Trustee deliver or cause the Custodian to deliver to the Servicer or the Subservicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee shall promptly release or cause the Custodian to release the related Mortgage File to the Servicer or the Subservicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer or the Subservicer, as the case may be, is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Subservicer, the Servicer or the Master Servicer (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee shall, upon the request of the Subservicer, the Servicer or the Master Servicer, and delivery to the Indenture Trustee, of two copies of a request for release signed by a Servicing Officer or Master Servicing Officer, as applicable, substantially in the form of Exhibit B (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer or Master Servicing Officer, as applicable), release or cause the Custodian to release the related Mortgage File held in its or the Custodian’s possession or control to the Subservicer, the Servicer or the Master Servicer, as applicable. The Subservicer, the Servicer or the Master Servicer shall be obligated to return the Mortgage File to the Indenture Trustee or the Custodian when the need therefor by the Subservicer, the Servicer or the Master Servicer, as it reasonably determines, no longer exists, unless (1) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited into the Custodial Account, in which case, upon receipt of a certificate of a Servicing Officer or Master Servicing Officer, as applicable, similar to that hereinabove specified, the Mortgage File shall be released by the Indenture Trustee or the Custodian to the Subservicer, the Servicer or the Master Servicer, or (2) such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer or the Subservicer has delivered to the Custodian a certificate of a Servicing Officer or Master Servicing Officer, as applicable, certifying as to the name and address of the Person to whom such documents were delivered and the purpose or purposes of such delivery.

Section 3.08. Documents, Records and Funds in Possession of Master Servicer To Be Held for Issuer and Indenture Trustee. (a) The Master Servicer shall transmit and the Servicer and the Subservicer (to the extent required by the Servicing Agreement) shall transmit to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer or the Subservicer from time to time as are required by the terms hereof, or in the case of the Servicer or the Subservicer, the Servicing Agreement, to be delivered to the Indenture Trustee. Any funds received by the Master Servicer, the Servicer or the Subservicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer, the Servicer or the Subservicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Issuer and the Indenture Trustee subject to the Master Servicer’s right to retain or withdraw from the Payment Account the Master Servicer Compensation and other amounts provided in this Agreement, the right of the Servicer to receive its Servicing Fee net of the Subservicing Fee, and the right of the Subservicer to retain or withdraw its Subservicing Fee and the rights of the Servicer and the Subservicer to retain or withdraw from the Custodial Account other amounts as provided in the Servicing Agreement. The Master Servicer, the Servicer and the Subservicer shall provide access to information and documentation regarding the Mortgage Loans to the Issuer, the Indenture Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer, the Servicer or the Subservicer, as the case may be, designated by such Person. In fulfilling such a request, none of the Master Servicer, the Servicer or the Subservicer shall be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Issuer, the Indenture Trustee and the Noteholders and shall be and remain the sole and exclusive property of the Issuer, subject to the pledge to the Indenture Trustee; provided, however, that the Master Servicer, the Servicer and the Subservicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer, the Servicer or the Subservicer under this Agreement or the Servicing Agreement.

Section 3.09. Standard Hazard Insurance and Flood Insurance Policies. (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicer under the Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the Servicing Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Pursuant to Sections 4.01 and 4.04 of this Agreement, any amounts collected by the Master Servicer, or remitted to the Master Servicer by the Servicer or the Subservicer after collection, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicing Agreement) shall be deposited into the Payment Account, subject to withdrawal pursuant to Sections 4.04 and 4.05 hereof. Any cost incurred by the Master Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Noteholders and shall be recoverable by the Master Servicer pursuant to Sections 4.04 and 4.05 hereof.

Section 3.10. Presentment of Claims and Collection of Proceeds. The Master Servicer shall cause the Servicer or the Subservicer to prepare and present on behalf of the Issuer, the Indenture Trustee and the Noteholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer or the Subservicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Payment Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11. Maintenance of the Primary Mortgage Insurance Policies. (a) The Master Servicer shall not take, or permit the Servicer or the Subservicer (to the extent such action is prohibited under the Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or the Servicer or the Subservicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer or the Subservicer (to the extent required under the Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit the Servicer or the Subservicer (to the extent required under the Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause the Servicer or the Subservicer (to the extent required under the Servicing Agreement) to present, on behalf of the Issuer, the Indenture Trustee and the Noteholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections 4.01 and 4.04 hereof, any amounts collected by the Master Servicer or remitted to the Master Servicer by the Servicer or the Subservicer under any Primary Mortgage Insurance Policies shall be deposited in the Payment Account, subject to withdrawal pursuant to Sections 4.04 and 4.05 of this Agreement.

Section 3.12. Indenture Trustee to Retain Possession of Certain Insurance Policies and Documents. The Indenture Trustee shall retain or shall cause the Custodian to retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Notes have been distributed in full and the Indenture has been satisfied and discharged in accordance with Section 4.10 of the Indenture, the Indenture Trustee shall also retain, or shall cause the Custodian to retain, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Indenture Trustee (or the Custodian, on behalf of the Indenture Trustee) upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13. Realization Upon Defaulted Mortgage Loans. For each Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, the Master Servicer shall cause the Servicer or the Subservicer (to the extent required under the Servicing Agreement) to either (i) foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such Mortgage Loans, all in accordance with the Servicing Agreement, or (ii) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third-parties, if the Servicer or the Subservicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to those Mortgage Loans. The Servicer or the Subservicer shall be responsible for all costs and expenses incurred by it in any such proceedings or sale; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer or the Subservicer as contemplated in Section 4.05 of this Agreement.

Section 3.14. Compensation for the Master Servicer. On each Payment Date the Master Servicer will, pursuant to a separate agreement with the Depositor, be entitled to a portion of the income and gain realized from any investment of funds in the Payment Account, pursuant to Article IV, for the performance of its activities hereunder (the “Master Servicer Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charge or penalty) shall be retained by the Subservicer (or by the Servicer, if the Subservicer is no longer performing the primary servicing of the Mortgage Loans pursuant to the Subservicing Agreement) and shall not be deposited in the Custodial Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15. REO Property. (a) In the event the Trust Estate acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Indenture Trustee, or to its nominee, on behalf of the Noteholders. The Master Servicer shall, to the extent provided in the Servicing Agreement, cause the Servicer or the

Subservicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of the Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the Servicer or the Subservicer to protect and conserve, such REO Property in the manner and to the extent required by the Servicing Agreement.

(b) The Master Servicer shall, to the extent required by the Servicing Agreement, cause the Servicer and the Subservicer to deposit all funds collected and received in connection with the operation of any REO Property into the Custodial Account.

(c) The Master Servicer, the Servicer and the Subservicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and Servicing Advances it made, as well as (i) in the case of the Servicer, any unpaid Servicing Fees net of any portion thereof consisting of unpaid Subservicing Fees, which shall belong to the Subservicer and (ii) in the case of the Subservicer, any unpaid Subservicing Fees, in each case from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees and Subservicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer, the Servicer and the Subservicer as provided above shall be deposited in the Custodial Account on or prior to the Servicer Remittance Date following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Payment Account on such Servicer Remittance Date.

Section 3.16. Prepayment Charges. (a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds, taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Charge unless it is waived in accordance with this Section 3.16(a).

(b) If the Servicer waives any Prepayment Charge other than as permitted under Section 3.16(a) above, the Servicer shall deposit the amount of such Prepayment Charge into the Custodial Account. The Servicer shall pay the amount of such Prepayment Charge for the benefit of the Issuer (or any assignee of the Issuer) by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account. Prepayment Charges shall not be available to pay the Class A or Class M Notes but shall be applied to pay interest and principal on the Class N Notes pursuant to Section 3.05(e)(viii) of the Indenture.

Section 3.17. Assumption of Role of Servicer by Subservicer. The Subservicer may request the Servicer to assign its rights and obligations under the Servicing Agreement to the Subservicer, and upon such request the Servicer shall resign and assign such rights and obligations to the Subservicer, and the Master Servicer shall approve such a resignation by the Servicer and assignment to and assumption by the Subservicer of the rights and obligations of the Servicer under the Servicing Agreement if (1) the Subservicer has been assigned a primary subprime mortgage loan servicer rating by each Rating Agency, (2) each Rating Agency has delivered to the Master Servicer a letter confirming that such resignation, assignment and assumption will not, in and of itself, result in a withdrawal, reduction or qualification of any rating then assigned by such Rating Agency to any Class of the Notes, and (3) either (A) [            ] shall have been acting as Servicer for at least 24 months and shall have received aggregate servicing compensation pursuant to the Servicing Agreement of at least $500,000 or (B) the primary subprime servicer rating of [            ] has been reduced to “Below Average” or its equivalent by either Rating Agency.

Section 3.18. UCC. The Depositor shall inform the Indenture Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust Estate with stamped recorded copies of such financing statements to be delivered to the Indenture Trustee promptly upon receipt by the Depositor. If directed by the Depositor in writing, the Indenture Trustee will execute any continuation statements prepared by the Depositor and deliver them as directed solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.19. Optional Purchase of Mortgage Loans. (a) With respect to any Mortgage Loan which is delinquent in payment by 90 days or more or is an REO Property, the Subservicer (or the Servicer, if the Subservicer has resigned or has been terminated) shall have the right, but not the obligation, to purchase such Mortgage Loan from the Trust Estate at a price equal to the Repurchase Price.

(b) The Subservicer (or the Servicer, if the Subservicer has resigned or has been terminated) will have the option at any time to purchase any of the Mortgage Loans from the Trust Estate at the Repurchase Price, up to a maximum of five Mortgage Loans. In the event that this option is exercised as to any five Mortgage Loans, this option will thereupon terminate. This option is not revocable by the Servicer.

(c) If, at any time, the Servicer or the Subservicer remits to the Master Servicer a payment for deposit in the Payment Account covering the amount of the Repurchase Price for a Mortgage Loan in accordance with Section 3.21(a) or Section 3.21(b) above, and the Master Servicer provides to the Indenture Trustee a certification signed by a Master Servicing Officer stating that the amount of such payment has been deposited in the Payment Account, then the Indenture Trustee shall execute the assignment of such Mortgage Loan to the Servicer or the Subservicer, as the case may be, without recourse, representation or warranty and the Servicer or the Subservicer, as the case may be, shall succeed to all of the Indenture Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Servicer or the Subservicer, as the case may be, will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Issuer, the Indenture Trustee or the Noteholders with respect thereto.

Section 3.20. Monthly Advances. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent other than as a result of application of the Relief Act and for which the Servicer or the Subservicer was required to make an advance pursuant to the Servicing Agreement exceeds the amount deposited in the Payment Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer (solely in its capacity as successor Servicer) will deposit in the Payment Account not later than the related Payment Date an amount equal to such deficiency, net of the Servicing Fee and Master Servicing Compensation for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer (solely in its capacity as successor Servicer) shall continue to make such advances through the date that the Servicer is required to do so under the Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Payment Date, the Master Servicer shall present an Officer’s Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 3.21. Compensating Interest Payments. The Master Servicer shall deposit in the Payment Account not later than each Payment Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicer under the related Servicing Agreement with respect to subclauses (a) and (b) of the definition of Prepayment Interest Shortfalls with respect to the Mortgage Loans for the related Prepayment Period, and not so paid by the Servicer and (ii) the Master Servicing Compensation for such Payment Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

ARTICLE IV

ACCOUNTS

Section 4.01. Custodial Accounts. (a) The Master Servicer shall enforce the obligation of the Servicer to establish and maintain, or cause the Subservicer to establish and maintain, a Custodial Account in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which account shall be deposited within two (2) Business Days of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the Servicer or the Subservicer, including Principal Prepayments, Insurance Proceeds, Prepayment Charges, Liquidation Proceeds, and advances made from the Servicer’s or the Subservicer’s own funds (less subservicing compensation as permitted by the Servicing Agreement in the case of the Subservicer) and all other amounts to be deposited in the Custodial Account. The Custodial Account shall be an Eligible Account. Each of the Servicer and the Subservicer is hereby authorized to make withdrawals from and deposits to the Custodial Account for purposes required or permitted by this Agreement. To the extent provided in the Servicing Agreement, the Custodial Account shall be held by a Designated Depository Institution and segregated on the books of such institution for the benefit of the Noteholders.

(b) To the extent provided in the Servicing Agreement, amounts on deposit in the Custodial Account may be invested in Permitted Investments for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such

Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Servicer or the Subservicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer or the Subservicer . The Servicer or the Subservicer (to the extent required by the Servicing Agreement) shall deposit the amount of any such loss in the Custodial Account within two (2) Business Days of receipt of notification of such loss but not later than the second (2nd) Business Day prior to the Payment Date on which the moneys so invested are required to be distributed to the Noteholders.

(c) On or before each Servicer Remittance Date, the Servicer or the Subservicer shall withdraw or shall cause to be withdrawn from its Custodial Account and shall remit the same to the Master Servicer for immediate deposit into the Collection Account (as defined in Section 4.03 below) amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

(i) Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer or the Subservicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Subservicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii) Principal Prepayments in full, Prepayment Charges and any Liquidation Proceeds received by the Servicer with respect to the Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Subservicing Fee;

(iii) Principal Prepayments in part received by the Servicer or the Subservicer for the Mortgage Loans in the related Prepayment Period; and

(iv) Any amount to be used as a Monthly Advance.

(d) Withdrawals may be made by the Subservicer and the Servicer, as the case may be, from the Custodial Account only for the purposes permitted pursuant to the Servicing Agreement.

Section 4.02. [Reserved].

Section 4.03. Collection Account. The Master Servicer shall establish and maintain, for the benefit of the Noteholders, the Collection Account, which shall be deemed to be a sub-account of the Payment Account.

Section 4.04. Payment Account. (a) The Securities Administrator shall establish and maintain, for the benefit of the Noteholders, the Payment Account as a segregated trust account or accounts. The Master Servicer shall remit to the Securities Administrator amounts it receives pursuant to Section 4.01(c) hereof. Such remittance may be accomplished by deposit of such funds into the Payment Account. The Securities Administrator will deposit into the Payment Account the following amounts, as identified by the Securities Administrator and as received by the Securities Administrator:

(i) Any amounts withdrawn from the Custodial Account pursuant to Section 4.01(c) of this Agreement;

(ii) Any Monthly Advance and any Compensating Interest Payments made by the Master Servicer;

(iii) Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Securities Administrator or which were not deposited in the Custodial Account;

(iv) The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller and the Repurchase Price with respect to any Mortgage Loans purchased by the Servicer or the Subservicer pursuant to Section 3.21 hereof;

(v) Any amounts required to be deposited by the Master Servicer with respect to losses on investments of deposits in the Payment Account;

(vi) Any other amounts received by or on behalf of the Securities Administrator and required to be deposited in the Payment Account pursuant to this Agreement; and

(vii) Any amounts received pursuant to the Swap Agreement.

(b) The requirements for crediting the Payment Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Sections 4.05(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of this Agreement, need not be remitted by the Master Servicer to the Securities Administrator, or by the Servicer or the Subservicer to the Master Servicer for deposit in the Payment Account. In the event that the Master Servicer shall remit or cause to be remitted to the Securities Administrator for deposit to the Payment Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Master Servicing Officer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) The Payment Account shall constitute a non-interest bearing trust account of the Trust Estate segregated on the books of the Securities Administrator and held by the Securities Administrator in trust, and the Payment Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The Payment Account shall be an Eligible Account.

(d) The amount at any time credited to the Payment Account shall be (i) held in cash or (ii) invested for the benefit of the Noteholders, but only in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Payment Date if the obligor for such Permitted Investment is the Securities Administrator, or if such obligor is any other Person, the Business Day preceding such Payment Date. All investment earnings on amounts on deposit in the Payment Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer and Depositor, as separately agreed. The Securities Administrator shall remit all investment earnings from the Payment Account to the Master Servicer on each Payment Date. If there is any loss on a Permitted Investment, the Master Servicer shall remit the amount of the loss to the Securities Administrator who shall deposit such amount in the Payment Account.

(e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) servicing as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 4.05 hereof.

(f) The Securities Administrator is authorized to make withdrawals from the Payment Account (the order set forth hereafter not constituting an order of priority for such withdrawals) (i) to make payments on the Notes as provided herein, (ii) to pay or reimburse to the Indenture Trustee all Extraordinary Expenses (subject to the second paragraph of the definition of Extraordinary Expenses) and (iii) to withdraw any amounts deposited in the Payment Account in error, each in accordance with the terms of the Indenture.

Section 4.05. Permitted Withdrawals and Transfers from the Payment Account. (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Payment Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreement or as the Securities Administrator has instructed hereunder for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Payment Account as certified by the Securities Administrator in accordance with the terms of this Agreement but not in any order of priority):

(i) to reimburse the Master Servicer, the Servicer or the Subservicer for any Monthly Advance of its own funds (to the extent not already reimbursed from the Custodial Account), the right of the Master Servicer, the Servicer or the Subservicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance was made by such Person;

(ii) to reimburse the Master Servicer, the Servicer or the Subservicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for Servicing

Advances made by the Master Servicer, the Servicer or the Subservicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan (to the extent not already reimbursed from the Custodial Account);

(iii) to reimburse the Master Servicer, the Servicer or the Subservicer from Insurance Proceeds relating to a particular Mortgage Loan for Servicing Advances made by such Person with respect to such Mortgage Loan (to the extent not already reimbursed from the Custodial Account) and to reimburse the Master Servicer, the Servicer or the Subservicer from Liquidation Proceeds from a particular Mortgage Loan for Servicing Advances in the nature of Liquidation Expenses incurred by such entity with respect to such Mortgage Loan (to the extent not already reimbursed from the Custodial Account); provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (viii) of this Section 4.05 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv) to reimburse the Master Servicer, the Servicer or the Subservicer for Servicing Advances made by such Person with respect to the Mortgage Loans (to the extent not already reimbursed from the Custodial Account), and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(v) to reimburse the Master Servicer, the Servicer or the Subservicer for any Monthly Advance or Servicing Advance made by such Person (to the extent not already reibursed from the Custodial Account), after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or Servicing Advance has not been reimbursed pursuant to clauses (i) and (iv);

(vi) to pay the Master Servicer as set forth in Section 3.14 of this Agreement; provided, however, that the Master Servicer shall be obligated to pay from its own funds any amounts which it is required to pay under Section 5.03 hereof;

(vii) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Section 3.03(c) hereof (which reimbursement shall not be subject to any annual limitation), to the extent that the Master Servicer has not already reimbursed itself for such amounts from the Payment Account;

(viii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the Servicer or the Subservicer;

(ix) to reimburse or pay the Servicer or the Subservicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer or the Subservicer, to the extent provided in the Servicing Agreement;

(x) to reimburse or pay the Indenture Trustee, the Owner Trustee, the Master Servicer, the Securities Administrator and the Custodian any amounts due or expenses, costs and liabilities incurred by or reimbursable to it by the Issuer pursuant to this Agreement, the Servicing Agreement, the Indenture, the Trust Agreement and the Custodial Agreement, subject to annual limitations of $150,000 in the case of Extraordinary Expenses reimbursable to the Indenture Trustee, $25,000 in the case of the Owner Trustee, and $250,000 in the case of the Master Servicer, the Custodian and the Securities Administrator combined (not including the costs and expenses described in Section 3.03(c) of this Agreement incurred by the Master Servicer in connection with a transfer of servicing to a new Servicer following an Event of Default under the Servicing Agreement, which shall not be capped), to the extent such amounts have not already been previously paid or reimbursed to such party from the Payment Account;

(xi) to remove amounts deposited in error;

(xii) to clear and terminate the Payment Account pursuant to Section 8.10 of this Agreement; and

(xiii) to make any Net Swap Payments or Swap Termination Payments pursuant to Sections 3.05(c)(i) and (d)(i) of the Indenture.

(b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Payment Account pursuant to subclauses (i) through (iv) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Payment Account under Section 4.04(b) hereof.

(c) On each Payment Date, pursuant to Section 3.05 of the Indenture, the Securities Administrator shall distribute the related Interest Funds, Principal Funds and Prepayment Charges to the extent on deposit in the Payment Account to the Holders of the Notes, in accordance with Section 3.05 of the Indenture.

ARTICLE V

THE MASTER SERVICER

Section 5.01. Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 5.02. Merger or Consolidation of the Master Servicer. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03. Indemnification of the Indenture Trustee, Owner Trustee, the Master Servicer and the Securities Administrator. The Master Servicer agrees to indemnify the Indenture Trustee, Owner Trustee and Securities Administrator (each an “Indemnified Person”) for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Indenture, the Servicing Agreement or the Notes or the powers of attorney and any other executed Basic Document delivered by the Indenture Trustee hereunder (a) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (b) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder; provided that in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Indemnified Person shall have given the Master Servicer and the Depositor written notice thereof promptly after such Indemnified Person shall have with respect to such claim or legal action knowledge thereof. The Master Servicer’s failure to receive any such notice shall not affect an Indemnified Person’s right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Indenture Trustee, Owner Trustee, Master Servicer and the Securities Administrator and the termination of this Agreement. The Seller agrees to indemnify the Owner Trustee for any loss, liability or expense for which the Depositor is required to indemnify the Owner Trustee pursuant to Section 7.02 of the Trust Agreement, other than (x) any loss liability or expense required to be covered by the Master Servicer pursuant to this Section 5.03 (y) and any loss, liability or expense already paid by the Depositor in accordance with Section 7.02 of the Trust Agreement.

Section 5.04. Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 5.03 above:

(a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Estate or the Noteholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust Estate and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Indenture, the Notes or the Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

(d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement or the Indenture and the rights and duties of the parties hereto and the interests of the Noteholders hereunder and thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Master Servicer shall be entitled to be reimbursed therefor out of the Payment Account as provided by Section 4.05 hereof. Nothing in this Section 5.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01(a) of this Agreement.

(e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Estate might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give written notice to the Indenture Trustee if it has notice of such potential liabilities.

(f) The Master Servicer shall not be liable for any acts or omissions of the Servicer, except as otherwise expressly provided herein.

Section 5.05. Master Servicer Not to Resign. Except as provided in Section 5.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel addressed to the Indenture Trustee and the Issuer to such effect delivered to the Indenture Trustee and the Issuer. No such resignation by the Master Servicer shall become effective until the Company or the Indenture Trustee or a successor to the Master Servicer reasonably satisfactory to the Indenture Trustee and the Company shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 6.02 hereof. The Indenture Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. Any resignation of the Master Servicer shall result in the automatic resignation of the Securities Administrator.

Section 5.06. Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Indenture Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 5.07. Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to master service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Indenture Trustee and the Company (as evidenced in a writing signed by the Indenture Trustee and the Company); and (d) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Issuer and the Indenture Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Issuer and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel addressed to the Issuer and the Indenture Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VI

DEFAULT

Section 6.01. Master Servicer Events of Default. “Master Servicer Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such

Master Servicer Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(a) The Master Servicer fails to cause to be deposited in the Payment Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(b) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Noteholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Holders of Notes aggregating at least 25% of the Note Principal Balance of the Notes; or

(c) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(d) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(e) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 5.05 or 5.07 hereof; or

(f) The Master Servicer fails to deposit, or cause to be deposited, in the Payment Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Payment Account Deposit Date.

In each and every such case, so long as such Master Servicer Event of Default with respect to the Master Servicer shall not have been remedied, either the Indenture Trustee or the Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes, by notice in writing to the Master Servicer (and to the Indenture Trustee if given by such Noteholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 6.02 of this Agreement, automatically and without further action pass to and be vested in the Indenture Trustee pursuant to this Section 6.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Indenture Trustee of (i) the property and amounts which are then or should be part of the Trust Estate or which thereafter become part of the Trust Estate; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Indenture Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (f) of this Section 6.01 shall occur of which a Responsible Officer of the Indenture Trustee has received written notice or has actual knowledge, the Indenture Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Noteholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Indenture Trustee shall thereupon become the successor Master Servicer as provided in Section 6.02 below and carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (f) of this Section 6.01. Any such action taken by the Indenture Trustee must be prior to the distribution on the relevant Payment Date.

Section 6.02. Indenture Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 6.01 above or an Opinion of Counsel pursuant to Section 5.05 hereof to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Indenture Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the

Seller shall have the right to either (i) immediately assume the duties of the Master Servicer or (ii) select a successor Master Servicer; provided further, however, that the Indenture Trustee shall have no obligation whatsoever with respect to any liability (including advances deemed recoverable and not previously made with respect to the relevant Payment Date giving rise to the Master Servicer Event of Default which shall be made by such successor Master Servicer) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 5.06 of this Agreement, the Indenture Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that the Indenture Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Notes will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Indenture Trustee shall be the successor and act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as the Company and such successor shall agree; provided, however, that the provisions of Section 5.06 of this Agreement shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) If the Indenture Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI of the Indenture shall be inapplicable to the Indenture Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Indenture Trustee in its capacity as Indenture Trustee); the provisions of Article V, however, shall apply to it in its capacity as successor master servicer.

Section 6.03. Notification to Noteholders. Upon any termination or appointment of a successor to the Master Servicer, the Indenture Trustee shall give prompt written notice thereof, at the expense of the trust, to Noteholders at their respective addresses appearing in the Note Register and to the Rating Agencies.

Section 6.04. Waiver of Defaults. The Indenture Trustee shall transmit by mail to all Noteholders, at the expense of the trust, within 60 days after the occurrence of any Master Servicer Event of Default of which a Responsible Officer of the Indenture Trustee received written notice or has actual knowledge, unless such Master Servicer Event of Default shall have been cured, notice of each such Master Servicer Event of Default. The Holders of Notes aggregating at least 51% of the Note Principal Balance of the Notes may, on behalf of all Noteholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Notes, which default may only be waived by Holders of Notes aggregating 100% of the Note Principal Balance of the Notes. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Indenture Trustee shall give notice of any such waiver to the Rating Agencies.

ARTICLE VII

EXCHANGE ACT REPORTING

Section 7.01. Reporting on Form 10-D. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related monthly statement to Noteholders, as required under Section 7.03 of the Indenture (hereinafter, the “Monthly Statement”) attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported, by the parties specified on Exhibit F, to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(b) As set forth on Exhibit F hereto, within five (5) calendar days after the related Distribution Date, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(c) After preparing the Form 10-D, the Securities Administrator shall, upon request, electronically forward a copy of the Form 10-D to the Depositor; provided that such Form 10-D includes any Additional Form 10-D Disclosure. Within two (2) Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be accomplished electronically) of any changes to or its approval of such Form 10-D. In the absence of receipt of any written changes or an approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form, and the Securities Administrator may proceed with the execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time, or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 7.04(b). Promptly—but no later than one (1) Business Day—after filing with the Commission, the Securities Administrator shall make available, on its Internet website, a final, executed copy of each Form 10-D filed by the Securities Administrator. Each party to this Agreement hereby acknowledges that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 7.01, related to the timely preparation, execution and filing of Form 10-D, is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 7.01. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto that is needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Section 7.02. Reporting on Form 10-K. (a) On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in 2007, the Securities Administrator shall prepare and file, on behalf of the Trust, a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent that such items have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the related Servicing Agreements and Custodial Agreements, (i) an annual compliance statement for each Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties (together with each Custodian, each, a “Reporting Servicer”) as described under Section 7.05 and in such other agreements, (ii) (A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 7.06 and in such other agreements, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 7.07 or in such other agreement, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 7.08 (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported to the Depositor and the Securities Administrator by the parties specified on Exhibit G and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(b) As set forth on Exhibit G hereto, no later than March 1st (with a ten calendar-day cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(c) After preparing the Form 10-K, the Securities Administrator shall, upon request, electronically forward a copy of the Form 10-K to the Depositor. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or its approval of such Form 10-K. In the absence of receipt of any written changes or an approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form, and the Securities Administrator may proceed with the execution and filing of the Form 10-K. A duly authorized representative of the Master Servicer shall sign the Form 10-K. If a Form 10-K cannot be filed on time, or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 7.04(b). Promptly—but no later than one (1) Business Day—after filing with the Commission, the Securities Administrator shall make available, on its Internet website, a final, executed copy of each Form 10-K filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 7.02, related to the timely preparation, execution and filing of Form 10-K, is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 7.02 and Sections 7.05, 7.06, 7.07 and 7.08. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 7.03. Reporting on Form 8-K. (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable

Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file, on behalf of the Trust, any Form 8-K, as required by the Exchange Act; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties specified on Exhibit H to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(b) As set forth on Exhibit H hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second (2nd) Business Day after the occurrence of a Reportable Event, (i) the parties to this transaction shall be required to provide to the Securities Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(c) After preparing the Form 8-K, the Securities Administrator shall, upon request, electronically forward a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third (3rd) Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be accomplished electronically) of any changes to or its approval of such Form 8-K. In the absence of receipt of any written changes or an approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form, and the Securities Administrator may proceed with the execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 7.04(b). Promptly—but no later than one (1) Business Day—after filing with the Commission, the Securities Administrator will make available, on its Internet website, a final, executed copy of each Form 8-K. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 7.03, related to the timely preparation, execution and filing of Form 8-K, is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 7.03. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto that is needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 7.04. De-Listing; Amendments and Late Filing. (a) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting with respect to the Trust under the Exchange Act.

(b) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K that is required by this Agreement to be filed because required disclosure information was either not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly electronically notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than for the purpose of restating any monthly report), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator shall electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15 or 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a duly authorized representative of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 7.04, related to the timely preparation, execution and filing of Form 15 and 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 7.04. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15 or 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15 or 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 7.05. Annual Statement of Compliance. (a) The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1st (with a ten calendar-day cure period) of each year, commencing in 2007, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement or such other applicable agreement, in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b) The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 7.05.

(c) In the event that the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement or any applicable agreement, in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 7.05 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 7.06. Annual Assessment of Compliance. (a) By March 1st (with a ten calendar-day cure period) of each year, commencing in 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor a report on an assessment of compliance with the Relevant Servicing Criteria that contains (i) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 7.02, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also, at such time, include the assessment and attestation pursuant to Section 7.07 of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review the same and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and, taken individually, address the Relevant Servicing Criteria for each party as specified on Exhibit G and on any similar exhibit set forth in each Servicing Agreement with respect to each Servicer and notify the Depositor of any exceptions.

(d) The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section 7.06.

(e) In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 7.06, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Section 7.07. Annual Attestation Report. (a) By March 1st (with a ten calendar-day cure period) of each year, commencing in 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator or other Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects or that it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted-use language.

(b) Promptly after receipt of each such assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 7.06 is coupled with an attestation meeting the requirements of this Section 7.07 and notify the Depositor of any exceptions.

(c) The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section 7.07.

(d) In the event that the Master Servicer, the Securities Administrator, the Servicer or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 7.07, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

Section 7.08. Annual Sarbanes-Oxley Certification. (a) Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley

Act. The Master Servicer and the Securities Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 1st (with a ten calendar-day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit J, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380.

(b) In the event that any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 7.08 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person, and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this Section 7.08 or any Servicing Agreement.

Section 7.09. Notices under this Article VII. Any notice or notification required, pursuant to this Article VII, to be delivered by the Securities Administrator to the Depositor may be delivered as specified in Section 8.04 hereof or by facsimile ([(        )         -        ]), e-mail ([            @                .com]) or telephonically ([(        )         -        ]).

Section 7.10. Additional Information. Each of the parties hereto agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

Section 7.11. Intention of the Parties and Interpretation. Each of the parties hereto acknowledges and agrees that the purpose of this Article VII is to facilitate compliance by the Master Servicer, the Securities Administrator and the Depositor with the provisions of Regulation AB. Therefore, each such party agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Master Servicer, the Securities Administrator or the Depositor for delivery of additional or different information as the Master Servicer, the Securities Administrator or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 7.12. Indemnification. Each of the Depositor, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such party, respectively, shall indemnify and hold harmless the Master Servicer, the Securities Administrator and the Depositor, respectively, and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any if its obligations hereunder, including, particularly, its obligations to provide any assessment of compliance, attestation report, compliance statement or any information, data or materials required to be included in any 1934 Act report, (b) any material misstatement or omission in any information, data or materials provided by such party (or, in the case of the Securities Administrator or Master Servicer, any material misstatement or material omission in (i) any compliance statement, assessment of compliance or attestation report delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement, or (ii) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning the Master Servicer or the Securities Administrator), or (c) the negligence, bad faith or willful misconduct of such indemnifying party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator or the Depositor, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01. Amendment. (a) This Agreement may be amended from time to time by the Issuer, the Company, the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Subservicer and the Indenture Trustee, without notice to or the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, addressed to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

(b) This Agreement may also be amended from time to time by the Issuer, the Company, the Master Servicer, the Depositor, the Servicer, the Subservicer, the Securities Administrator and the Indenture Trustee, with the consent of the Holders of Notes aggregating at least 51% of Note Principal Balance of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage of Notes the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Notes then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 8.01(b), Notes registered in the name of or held for the benefit of the Issuer, the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Subservicer or the Indenture Trustee or any Affiliate thereof shall be entitled to vote their Percentage Interests with respect to matters affecting such Notes.

(c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Noteholder, with a copy to the Rating Agencies.

(d) In the case of an amendment under Section 8.01(b) above, it shall not be necessary for the Noteholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Noteholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

(e) Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Indenture Trustee stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee, the Master Servicer, the Servicer, the Subservicer and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects its own respective rights, duties or immunities under this Agreement.

Section 8.02. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust Estate upon the request in writing of a Noteholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Noteholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Noteholders or is required by law.

Section 8.03. Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.04. Notices Generally. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 7515 Irvine Center Drive, Irvine, California, 92618, Attention: General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Indenture Trustee, at the Corporate Trust Office or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company or the Subservicer, 7515 Irvine Center Drive, Irvine, California, 92618, Attention: General Counsel, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, [Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland, 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland, 21045) (Attention: Corporate Trust Services – PFRMS, Series [            ]), facsimile no.: (410) 715-2380], or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Issuer, to People’s Financial Realty Mortgage Securities Trust, Series [            ] c/o [            ], [            ], or such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of the Owner Trustee, to [            ], [            ], or such other address as may hereafter be furnished to the other parties hereto in writing; (vii) in the case of the Servicer, to [            ], [            ]; and (viii) in the case of the Rating Agencies, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York, 10041, and Moody’s Investors Service, Inc., 99 Church Street, New York, New York, 10007. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Issuer or the Owner Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Noteholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Noteholder receives such notice.

Section 8.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Noteholders thereof.

Section 8.06. Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto, the Noteholders and their respective successors and assigns. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

Section 8.07. Article and Section Headings. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 8.08. Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 8.09. Notice to Rating Agencies. The Indenture Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Indenture Trustee has actual knowledge or written notice:

(a) Any material change or amendment to this Agreement;

(b) The occurrence of any Master Servicer Event of Default that has not been cured;

(c) The resignation or termination of the Master Servicer, the Indenture Trustee or the Securities Administrator; and

(d) Any change in the location of the Payment Account.

Section 8.10. Termination. The respective obligations and responsibilities of the parties hereto created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof and, if applicable, the optional redemption of the Notes pursuant to Section 8.07 thereof. Upon the presentation and surrender of the Notes, the Securities Administrator shall distribute to the remaining Noteholders, in accordance with their respective interests, all distributable amounts remaining in the Payment Account. Following such final Payment Date, the Indenture Trustee shall, or shall cause the Custodian to, release promptly to the Issuer or its designee the Mortgage Files for the remaining Mortgage Loans, and the Payment Account shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the Noteholders in trust without interest pending final distributions pursuant to the Indenture.

Section 8.11. No Petition. Each party to this Agreement (and with respect to [Wells Fargo], solely in its capacities as Master Servicer and Securities Administrator and not in its individual or corporate capacity) by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This Section shall survive the termination of this Agreement by one year.

Section 8.12. No Recourse. The Master Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Agreement.

Section 8.13. Additional Terms Regarding Indenture. The Indenture Trustee shall have only such duties and obligations under this Agreement as are expressly set forth herein, and no implied duties on its part shall be read into this Agreement. In entering into and acting under this Agreement, the Indenture Trustee shall be entitled to all of the rights, immunities, indemnities and other protections set forth in Article VI of the Indenture.

{Signature Page Follows.}

IN WITNESS WHEREOF, the Depositor, the Issuer, the Company, the Indenture Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP., as Depositor		PEOPLE’S CHOICE HOME LOAN, INC., as Subservicer

By:		By:
Name:		Name:
Title:		Title:

PEOPLE’S FINANCIAL REALTY MORTGAGE SECURITIES TRUST, SERIES [ ] as Issuer		[WELLS FARGO BANK, NATIONAL ASSOCIATION], as Master Servicer

By:	[ ], not in its individual capacity but solely as Owner Trustee	By:

By:		Name:
Name:		Title:
Title:

[ ], as Indenture Trustee		[WELLS FARGO BANK, NATIONAL ASSOCIATION], as Securities Administrator

By:		By:
Name:		Name:
Title:		Title:

PEOPLE’S CHOICE FUNDING, INC.		[ ], as Servicer

By:		By:
Name:		Name:
Title:		Title:

{Signature Page to Series [            ] Sale and Servicing Agreement}

A-1

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared                         , known to me to be a                          of People’s Choice Home Loan Securities Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

2

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared                         , known to me to be a                          of [                        ], the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

3

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared                         , known to me to be a                          of                         , the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

4

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared                         , known to me to be an                          of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

5

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared                         , known to me to be                          of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

6

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the          day of                     ,         , before me, a notary public in and for said State, personally appeared [                        ], known to me to be an [        ] of [        ], the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

7

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared Brad Plantiko, known to me to be the Executive Vice President of Finance of People’s Choice Home Loan, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

8

STATE OF	)
	)	ss.:
COUNTY OF	)

[On the      day of                     ,         , before me, a notary public in and for said State, personally appeared                         , known to me to be a                          of People’s Choice Funding, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

{Notarial Seal}

9

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[Provided Upon Request]

10

EXHIBIT B

REQUEST FOR RELEASE OF DOCUMENTS

To:	[ ]
[ ]
[ ]
Attn: PFRMS [ ]

[ ]
[ ]
[ ]
Attn: PFRMS [ ]

RE:	Sale and Servicing Agreement, dated as of [ ] (the “Sale and Servicing Agreement”), among People’s Financial Realty Mortgage Securities Trust, Series [ ] as Issuer, People’s Choice Home Loan Securities Corp., as Depositor, [ ], as Indenture Trustee, [ ] as Securities Administrator and Master Servicer, [ ], as Servicer, People’s Choice Home Loan, Inc., as Subservicer and People’s Choice Funding, Inc., as Seller.

In connection with the administration of the Mortgage Loans held by the Custodian for the benefit of the Indenture Trustee pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

This release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

1.	Mortgage Paid in Full and proceeds have been deposited into the Payment Account

2.	Foreclosure

3.	Substitution

4.	Other Liquidation

5.	Nonliquidation	Reason:

6.	California Mortgage Loan paid in full

[SERVICER OR SUBSERVICER]

By:
(authorized signer)

Issuer:
Address:
Date:

B-1

EXHIBIT C

SERVICING AGREEMENT

[Provided Upon Request]

C-1

EXHIBIT D

SUBSERVICING AGREEMENT

[Provided Upon Request]

D-1

EXHIBIT E

MORTGAGE LOAN PURCHASE AGREEMENT

[Provided Upon Request]

E-1

EXHIBIT F

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information

Information included in the Monthly Statement (as required under Section 7.03 of the Indenture (“Monthly Statement”))	Servicer Master Servicer Securities Administrator

Any information required by 1121 which is NOT included on the Monthly Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Noteholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer

• Any other party contemplated by 1100(d)(1)	Depositor

Item 3: Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 4: Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

Item 1115(b) – Derivative Counterparty Financial Information*

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits

Monthly Statement to Noteholders	Securities Administrator

Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

2

EXHIBIT G

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor

Reg AB Item 1112(b): Significant Obligors of Pool Assets

Significant Obligor Financial Information*	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information

• Determining applicable disclosure threshold	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1115(b): Derivative Counterparty Financial Information

• Determining current maximum probable exposure	Depositor

• Determining current significance percentage	Depositor

• Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor

* This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Noteholders, including any proceedings known to be contemplated by governmental authorities:

• Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor

• Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor

• Depositor	Depositor

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Master Servicer	Master Servicer

• Custodian	Custodian

• 1110(b) Originator	Depositor

• Any 1108(a)(2) Servicer (other than the Master Servicer or Securities Administrator)	Servicer

• Any other party contemplated by 1100(d)(1)	Depositor

Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Noteholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (a)

• Master Servicer	Master Servicer

• Securities Administrator	Securities Administrator

• Trustee	Trustee

• Any other 1108(a)(3) servicer	Servicer

• Any 1110 Originator	Depositor/Sponsor

• Any 1112(b) Significant Obligor	Depositor/Sponsor

• Any 1114 Credit Enhancement Provider	Depositor/Sponsor

• Any 1115 Derivate Counterparty Provider	Depositor/Sponsor

• Any other 1101(d)(1) material party	Depositor/Sponsor

3

EXHIBIT H

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor

• Sponsor (Seller)	Depositor/Sponsor (Seller)

• Depositor	Depositor

• Master Servicer	Master Servicer

• Affiliated Servicer	Servicer

• Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer

• Other material servicers	Servicer

• Trustee	Trustee

• Securities Administrator	Securities Administrator

• Significant Obligor	Depositor

• Credit Enhancer (10% or more)	Depositor

• Derivative Counterparty	Depositor

• Custodian	Custodian

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Monthly Statements.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Pooling and Servicing Agreement.

Securities Administrator Trustee Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer/Trustee

Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor

Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator/Trustee

2

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator Trustee

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor

If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to noteholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

3

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

[Wells Fargo Bank, N.A., as Securities Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Fax: (410) 715-2380

E-mail: cts.sec.notifications@wellsfargo.com]

[insert name and address of Depositor]

Attn: Corporate Trust Services - [DEAL NAME]-SEC REPORT PROCESSING

RE: **Additional Form [    ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [    ] of the Pooling and Servicing Agreement, dated as of [    ] [    ], 2006, among [    ], as [    ], [    ], as [    ], [    ], as [    ] and [    ], as [    ]. The Undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [    ].

Description of Additional Form [    ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [    ] Disclosure:

Any inquiries related to this notification should be directed to [    ], phone number: [    ]; email address: [    ].

[NAME OF PARTY]
as [role]

By:
Name:
Title:

EXHIBIT J

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I,                                         , the                                               of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the Master Servicer [,Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to [Wells Fargo] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to [Wells Fargo];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Company pursuant to [the Agreement], and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to [Wells Fargo]. Any material instances of noncompliance described in such reports have been disclosed to [Wells Fargo]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:
By:
Name: